EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT
                              --------------------


            This employment agreement ("Agreement") dated as of the 1st day of May, 1997, between Universal Heights, Inc. ("Universal") a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 19589 NE 10th Avenue, Miami, Florida 33179 (hereinafter referred to as the "Company"), and Bradley I. Meier, who resides at 19701 East Country Club Drive, Aventura, Florida 33180 (hereinafter referred to as "Employee").

                               W I T N E S E T H:
                               ------------------

            WHEREAS, the Company is engaged in the sporting goods industry and will be engaged in the investment and financial services industry; and

            WHEREAS, the employee is running the sporting goods divison and will develop and run the Company's activities in the investment and financial services industry; and

            WHEREAS, the Company is desirous of employing the Employee to run the sporting goods division and provide assistance to the Company in the development of its investment and financial services activities, and the Employee is desirous of being employed by the Company to assist it in the development of its investment and financial services activities; and

            WHEREAS, the Company and Employee desire to enter into this Agreement so that the rights, duties, benefits and obligations of each in respect of the employment of the Employee for and by the Company will be fully set forth under the terms and conditions stated herein upon the execution hereof; and

            WHEREAS, the Board of Directors of the Company, and the Compensation and Stock Option Committee of the Board of Directors of the Company have approved the employment of the Employee upon the terms and conditions set forth herein by a resolution issued by it, and have authorized the execution and delivery of this Agreement.

            NOW, therefore, in consideration of the mutual promises contained herein, the payment of Ten ($10.00) dollars by each party to the other, the receipt of which is hereby duly acknowledged, and for other good and valuable consideration, the Company and Employee agree as follows:

            1.   EMPLOYMENT
                 ----------

                  The Company hereby employs the Employee in an executive capacity, specifically as "President" and as the Company's "Chief Executive Officer." The Employee hereby accepts such employment and agrees to perform the services and duties specified herein.

            2.    TERM
                  ----

                  (a) The term of this Agreement ("Term") shall be for a period of Four (4) years from the date hereof, unless sooner terminated in accordance with the terms and conditions set forth herein. The Employee shall have an option to extend this Agreement for an additional term of Two (2) years, under the same terms and conditions as are contained herein.

                  (b) Upon the mutual agreement of the Employee and the Company, the Term may be extended for an additional period of years, either upon the terms and conditions set forth herein, or upon any other terms and conditions as may be mutually agreed in writing between the Employee and the Company. The foregoing notwithstanding, this Agreement shall terminate as provided for in
Article 2(a), and there shall not be any automatic renewal or other similar extension of the Term.

            3.    DISABILITY
                  ----------

                  If, during the Term, the Employee shall become unable to perform his duties as provided for herein by reason of illness or injury, for a consecutive period of Three Hundred Sixty Five (365) days, the Company may, on Thirty (30) days written notice to the Employee, terminate the officership held by Employee. In the event of such termination, then Employee shall remain an employee of the Company and receive Seventy (70%) percent of his compensation and all of his fringe benefits as is set forth below in this Agreement at paragraphs "6" and "8" respectively.

            4.    TERMINATION FOR CAUSE
                  ---------------------

                  This Agreement may be immediately terminated by the Company for "cause" at any time, upon written notice to the Employee, after which all obligations of the Company to the Employee shall thereupon cease. For the purposes of this Agreement, the term "cause" when used with reference to the termination of this Agreement, shall mean only any or all of the following:

                  (a) Employee's absence from his employment, for any reason other than sickness or injury, at substantially all times during a period of Ninety (90) consecutive days;

                  (b) Failure on the part of the Employee to (i) follow material instructions or policy of the Board of Directors given or adopted in good faith, or (ii) carry out an agreed policy or course of action as determined by (a) the Board of Directors or (b) a committee of the Board of Directors, any or all of which is or may be to the detriment of the Company; or


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


                  (c) Willful misconduct or gross negligence of the Employee in connection with the performance of his duties.

            5.    DUTIES
                  ------

                  (a) The Employee shall perform the following duties in connection with his employment, all of which shall be subject to the paramount directions of the Board of Directors:

                        (i) To serve as "President" and to be the "Chief Executive Officer" of the Company; and

                        (ii) To assist the Company in its business affairs, run the sporting goods division, and develop and run its investment and financial services activities, as well as in the Company's dealings with other companies, its regulatory affairs, banking and other financial institutions and other groups and institutions; and

                        (iii) To undertake such specific assignments, consistent with his office and position, as may be given to him from time to time by the Board of Directors; and

                        (iv) To continue to serve as a director of the Company, and then as, if and when so re-elected, to continue to serve as a director of the Company, and also if so elected, to serve as a director of any subsidiary or affiliate of the Company.

                  (b) Employee shall devote his best efforts and skills to the affairs of the Company, and to the performance of the duties set forth in this
Article 5, on a substantially full-time basis. The Employee shall not participate in any outside business activity that will either (i) interfere with, or (ii) be a conflict of interest with the performance of the Employee's duties, activities and employment pursuant to this Agreement. The foregoing notwithstanding, the Employee has disclosed to the Company his other outside business interests ("Outside Business Interests") which are listed on Schedule "1" hereto and the Company with this full knowledge has consented to the Employee's continuance thereof. Moreover, the Company agrees to permit the Employee to involve himself in other similar Outside Business Interests, on condition that they similarly be disclosed and are added to Schedule "1" prior to their being commenced. The Employee may also invest his assets and devote such reasonable time as is necessary to do so, so as to manage, protect and support the profitability of those invested assets.


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



            6.  COMPENSATION
                ------------

                (a)  BASE SALARY
                     -----------

                     The Employee shall receive from the Company, or any of its subsidiaries, for the discharge of the Employees duties and activities on behalf of the Company as provided for herein, an annual salary ("Base Salary") of Two Hundred fifty Thousand ($250,000.00) dollars, which shall be paid by the Company to the Employee in equal and regular installments not less frequently than monthly, in accordance with the Company's policy for payment of executive salaries.

                 (b)  ANNUAL BONUS
                      ------------

                     The Employee shall receive an annual bonus of three (3%) percent of the Company's pre-tax income up to five million ($5,000,000) dollars, and four (4%) percent of the Company's pre-tax income over five million ($5,000,000) dollars

                 (c)  SIGNING STOCK OPTION BONUS
                      --------------------------

                     The Employee upon the execution of this Agreement, shall be granted an issuance of One Million Five Hundred Thousand (1,500,000) options to purchase shares of common capital stock of the Company (the "Options"). The Options shall be granted immediately, and vest as follows: (i) Five Hundred Thousand (500,000) on the date of the grant, (ii) Five Hundred Thousand (500,000) on the first anniversary of the grant, and (iii) Five Hundred Thousand (500,000) on the second anniversary of the grant.

            7.    OPTIONS
                  -------

                  The Employee from time to time shall be granted as additional compensation stock options ("Options's") to purchase shares of the Company's Common ("Grant"). The Grant of the Options's shall be made pursuant to the Company's 199_ Stock Option Plan, as may be amended from time to time ("Plan"). The Company shall enter into an option agreement for the issuance of the Options's, which option agreement shall be subject to the terms and conditions contained in the Plan.


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


            8.    FRINGE BENEFITS
                  ---------------

                  In addition to the Base Compensation set forth in Article 6 above, the Employee shall be entitled to receive the following benefits:

                  (a) Any benefits under group hospitalization, health, dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, or any other present or future plan, including any qualified retirement plan, for which any executives are or shall become eligible. In the event the Employee is not eligible for health benefits as described above, by reason of age, location or otherwise the Employee shall be provided equivalent benefits determined at the election of the Company. The Employee shall be eligible to receive the foregoing benefits during the five (5) years period following the termination of his employment under this Agreement; and

                  (b) An annual vacation of either or a combination of (i) up to Four (4) consecutive weeks or (ii) up to any Thirty (30) days ("Vacation Period"), at such time or times as shall be approved by the Company, and which approval shall not be unreasonably refused. Full compensation shall be paid during any Vacation Period. Any portion of any Vacation Period not used within any year shall be accrued and will accumulate, and may be used by the Employee at any time during his employment in accordance with the provisions of this
Article 8. In the event that the Employee has not used all of his accrued and accumulated vacation time at the termination of his employment, then the employee may then elect to have his accrued and accumulated Vacation Period time converted to annual Base Salary, pro rata at the then prevailing Base Salary, regardless of when the unused vacation time accrued; and

                  (c) The Employee may incur and shall be reimbursed for reasonable expenses which are related to the Company's business, including expenses for entertainment, travel and similar items ("Approved Reimbursable Expenses"). All such reimbursement of Approved Reimbursable Expenses shall be made within Thirty (30) days of receipt by the Company from the Employee of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved Reimbursable Expenses, the Company shall furnish the Employee with Company acquired credit cards as may be available to all other executive officers of the Company; and


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


                  (d) The Employee shall be given a private office with secretarial help and any and all reasonable facilities and services so as to be suitable with his position as President and Chief Executive Officer, and so as to assist in the performance of his duties and activities.

            (e) The Employee shall be given an automobile allowance or automobile lease plan to the extent of $7,500.00 PER ANNUM, paid in Twelve equal monthly installments, to be used to defray acquisition expense for a luxury automobile, and insurance and maintenance expenses for the automobile.

            9.    DISCLOSURE OF INFORMATION AND NON-COMPETITION
                  ---------------------------------------------

                  (a) The Employee recognizes and acknowledges that during the course of his employment he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. During the term of this Agreement and following termination of his employment hereunder, the Employee will not disclose information, including any trade secrets or confidential information of the Company obtained during the course of his employment with the Company, except such information as may have become part of the public domain through no fault of the Employee, which public domain determination shall only be made by the Company in a written acknowledgement made at the request of the Employee, before the Employee may be free to disclose any such claimed public domain information.

                  (b) During the term of this Agreement, and for Two (2) years thereafter, the Employee will not, directly or indirectly, engage in any business enterprise or activity competitive with the business of the Company either as an employee, consultant, partner, shareholder, or in any other capacity. For the purposes of this covenant not to compete, a competing business enterprise will be deemed competitive only if such business enterprise conducts activities in the development of investments and financial services similar to the activities of the Company. Further, the Employee agrees that he will not either during or within Two (2) years subsequent to the termination of his employment, disturb, entice, hire or in any other manner attempt to persuade any employee, dealer, supplier or customer of the Company to discontinue its business relationship with the Company.

                  (c) The Employer and the Company acknowledge that it would be very difficult or impossible to measure the damages resulting from a breach of this Article 9, and that any such breach would cause immediate and irreparable harm. Therefore, in consequence of the foregoing, the Employee hereby agrees that any breach or threatened breach by him of any provision of this Article 9 shall entitle the Company, in addition to any other legal remedies available to it, to obtain from any Court of competent jurisdiction a temporary and permanent injunction in order to enjoin such breach or threatened breach, without the necessity on the part of the Company, in any application for such injunctive


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


relief to show immediate and irreparable harm, which would be a requirement of such an application absent this covenant waiving those requirements. The Employee also covenants that the service of any papers to commence any legal proceedings including proceedings to obtain injunctive relief, may be done by utilizing Federal Express in lieu of any other form of personal delivery of the process or orders of the Court and upon doing so the service and notice provisions for the commencement of legal proceedings shall be satisfied.

            10.   DEATH DURING EMPLOYMENT
                  -----------------------

                  If the Employee dies during the term of his employment, the Company shall pay to his estate compensation which would otherwise be payable to the Employee for the shorter of (i) Three (3) years from the date of his death, or (ii) through to the termination date of this Agreement. Said sums shall be paid in accordance with written directions given by the Employee to the Company, or lacking any such directions then to the surviving spouse of the Employee, or if there is no surviving spouse, then to his surviving children in equal shares, or if there are none, then to his estate.

            11.  PATENTS, COPYRIGHTS AND PROPRIETARY RIGHTS
                 ------------------------------------------

                  During the Term of employment all work product emanating directly and/or indirectly from the Employees duties and activities effected on behalf of the Company ("Work Product"), shall be exclusively owned by the Company. In the event that any such Work Product is the subject of an application for patent, copyright, trade mark or similar proprietary protection ("Application"), then regardless of the name of the person or entity submitting the Application, the Employee hereby acknowledges the Company's exclusive rights in and to the Application for proprietary protection. In the event that the Application results in the issuance of the requested proprietary protection, E.G., a patent or copyright, then the Employee hereby acknowledges the Company's exclusive ownership therein, and the employee will execute any documents necessary to give effect and implement this ownership, including but not limited to an assignment of the Application and/or the issued proprietary protection.

            12.   NOTICES
                  -------

                  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and actually delivered, or if sent either by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

            As to Company:                19589 NE 10th Avenue
                                          Miami, Florida 33179

            As to Employee:               19701 East Country Club Drive
                                          Aventura, Florida 33180
or to such other address as either party shall designate by written notice to the other.

            13.   ASSIGNMENT
                  ----------

                  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee acknowledges that the services to be rendered by him are unique and personal, and accordingly, he may not assign any of his rights, duties, obligations or benefits under this Agreement.

            14.   ENTIRE AGREEMENT
                  ----------------

                  This Agreement contains the entire agreement and understanding of the Company and the Employee with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings had between the Company and the Employee, either oral or written, if any. No modification, change or amendment to this Agreement, shall be binding upon the Company or the Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

            15.   MISCELLANEOUS
                  -------------

                  (a) This Agreement and the implementation of it shall be subject to and governed by the laws of the State of Florida, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

                  (b) The Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (c) The failure of any provision of this Agreement shall in no manner affect the right to enforce the remainder of this Agreement, and the waiver by either The Company or the Employee of any breach of any provision of this Agreement shall not be construed to be a waiver by the Company or the Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Agreement.


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




            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 6, 1997 as of May 1, 1997.



                                                EMPLOYEE:
Witness:


--------------------                            -------------------------
                                                Bradley I. Meier


                                                COMPANY:
                                                UNIVERSAL HEIGHTS, INC.

Witness:


------------------------------

------------------------------                  By:




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




                                   SCHEDULE 1
                                   ----------

                           OUTSIDE BUSINESS INTERESTS
                           --------------------------


As of execution date:





UNIVERSAL HEIGHTS, INC.




---------------------------
By:





---------------------------
Bradley I. Meier


Dated: August 6, 1997





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